Exhibit 99.1

*** NEWS RELEASE ***

TO:	All Area News Agencies

FROM:	First Commonwealth Financial Corporation

RELEASE DATE/TIME:	October 28, 2010/8:00 AM

First Commonwealth Announces Third Quarter 2010 Financial Results

Indiana, PA., October 28, 2010 - First Commonwealth Financial Corporation (NYSE: FCF) today reported net income of $10.7 million, or $0.11 diluted earnings per share, for the third quarter ended September 30, 2010 compared to a net loss of $5.9 million, or $0.07 per share, in the third quarter of 2009. For the nine months ended September 30, 2010, net income was $11.0 million, or $0.12 diluted earnings per share, compared to a net loss of $22.8 million or $0.27 per share in the first nine months of 2009. The increase in net income for both periods was primarily the result of a lower provision for credit losses, a decrease in net securities impairment losses on investments in pooled trust preferred collateralized debt obligations, an increase in noninterest income and a decrease in noninterest expense.

John J. Dolan, President and Chief Executive Officer, stated, “We are pleased to report favorable earnings results for the third quarter. While macro-economic challenges persist, the ongoing resolution of our credit issues continues to result in improved performance. An improved risk profile, along with our strong capital base, positions us well when the economic recovery takes shape.”

Credit Quality

The provision for credit losses was $4.5 million and $53.6 million for the third quarter and year to date periods ended September 30, 2010, respectively, as compared to $23.0 million and $79.5 million in the prior year periods. The primary component of the reduced provision expense for the quarter was the favorable resolution of a troubled $11.9 million participation loan secured by a condominium development in Missouri. This loan was placed in nonaccrual status during the first quarter of 2010 and a $2.1 million charge-off was recorded in the third quarter of 2010. The payoff of this loan released $8.8 million of the $10.9 million previously established specific reserve.

For the quarter ended September 30, 2010, nonperforming loans were $124.2 million, a decrease of $8.9 million from June 30, 2010 primarily from the resolution of the previously mentioned Missouri condominium participation loan. Nonperforming loans as a percentage of total loans were 2.89%, 3.00% and 2.88% for the periods ended September 30, 2010, June 30, 2010 and September 30, 2009, respectively.

Other real estate owned (“OREO”) acquired through foreclosure was $24.6 million at September 30, 2010; $18.1 million is related to a food manufacturing property that was previously under a sales agreement which expired.

During the third quarter of 2010, net charge-offs were $6.9 million compared to $15.6 million in the third quarter of 2009. The most significant loan charge-offs for the third quarter of 2010 were $2.1 million related to the aforementioned Missouri condominium participation loan and $0.7 million for a $5.0 million participation loan for a completed recreational facility in Illinois that was placed in nonaccrual status during the second quarter of 2009. A $2.1 million charge-off was recorded in the first quarter of 2010 and the $2.2 million remaining balance on the recreational facility was transferred to OREO in the third quarter 2010. For the nine months ended September 30, 2010 net charge-offs were $49.5 million, or 1.46% of average loans on an annualized basis, compared to $41.8 million, or 1.24% of average loans on an annualized basis, for the same period in 2009. The allowance for credit losses as a percentage of total loans outstanding was 1.99%, 1.99% and 1.95% for September 30, 2010, June 30, 2010 and September 30, 2009, respectively.

Net Interest Income and Net Margin

During the third quarter of 2010 net interest income, on a fully taxable equivalent basis, decreased $1.0 million, or 2%, compared to the third quarter of 2009. The decrease was a result of a $532.0 million decline in average interest-earning assets, partially offset by a 28 basis point increase in the net interest margin. Net interest margin was 3.90%, 3.88% and 3.62% for the three-month periods ended September 30, 2010, June 30, 2010 and September 30, 2009, respectively. The improved net interest margin is the result of a more favorable deposit mix, disciplined loan pricing and reduced balance sheet leveraging. For the nine months ended September 30, 2010 net interest income, on a taxable equivalent basis, increased $1.8 million, or 1%. The increase was due to a 20 basis point increase in the net interest margin, partially offset by a decline in average interest-earning assets. The net interest margin for the nine months ended September 30, 2010 and 2009, respectively, was 3.89% and 3.69%.

Mr. Dolan added, “An organization-wide focus on improving our mix of deposits has provided lower funding costs and improved profitability. In addition to significant growth in lower-costing transaction and savings deposits, our employees have maintained a relentless focus on deepening customer relationships by delivering competitive and appropriate financial solutions to the local communities we serve. These efforts have led to a more comprehensive customer service culture and should lead to improved financial performance.”

Significant changes to First Commonwealth’s balance sheet from the third quarter of 2009 to the comparable period in 2010 include:

•	A $941.7 million, or 71%, reduction in borrowings, driven by a decrease in loans and investment securities, and an increase in deposits.

•

The decrease of $349.5 million, or 8%, in loans is a result of planned decreases in residential real estate loans, more disciplined underwriting guidelines concerning geography and size for commercial loans and generally weak borrower demand.

•

The $345.3 million, or 26%, decline in investment securities is the result of matured securities not being replaced as the risk/reward for balance sheet leveraging activities has become less attractive in the current interest rate environment, in addition to the liquidation of municipal securities.

•	Continued improvement in the mix of deposits, as a $363.0 million, or 13%, growth in lower costing transaction and savings deposits has more than offset a $132.2 million decrease in time deposits.

During the third quarter of 2010, First Commonwealth completed a successful public offering by issuing 18,543,750 shares of common stock. The net proceeds of $81.4 million will provide flexibility to capitalize on opportunities presented within our market area as well as to support regulatory capital needs. First Commonwealth’s capital ratios for leverage, Total and Tier I at September 30, 2010 were 11.1%, 13.7% and 12.5%, respectively.

Noninterest Income

Recognized net security losses were $2.9 million, $1.5 million and $11.9 million for the three-month periods ended September 30, 2010, June 30, 2010 and September 30, 2009, respectively. These losses resulted primarily from other-than-temporary impairment charges on investments in pooled trust preferred collateralized debt obligations. Net security losses for the three month period ended September 30, 2010 include $1.4 million of realized gains primarily from the sale of municipal securities. A strategy was implemented in the second quarter of 2010 that reduced the municipal securities portfolio exposure from $209.5 million at December 31, 2009 to $53.0 million at September 30, 2010. For the nine months ended September 30, 2010 and 2009, net security losses were $6.7 million and $30.4 million, respectively.

The company’s pooled trust preferred collateralized debt obligations consist of 14 securities comprised of 368 banks and other financial institutions. Two pooled securities are senior tranches and the remaining 12 are mezzanine tranches. As of September 30, 2010, the book value of pooled securities totaled $59.9 million with an estimated fair value of $22.8 million. In the third quarter of 2010, a $4.0 million other-than-temporary impairment charge was recorded for five trust preferred collateralized debt obligations that are expected to experience a principal shortfall. The amount of impairment charge recognized represents the expected credit loss on these securities.

Noninterest income, excluding net security losses, increased $0.9 million, or 7%, in the third quarter of 2010 compared to the same period last year primarily as a result of increases in card related interchange income of $0.4 million, $0.7 million in miscellaneous noninterest income categories and $0.3 million in income from bank owned life insurance. Offsetting these increases was a decrease of $0.5 million in insurance and brokerage commissions as a result of lower sales activity.

For the nine months ended September 30, 2010, noninterest income, excluding net security losses, increased $0.9 million, or 2%, when compared to the same period of 2009; trust income increased $0.8 million as a result of increased market values of assets under management; card-related interchange income increased $1.4 million due to growth in demand deposit accounts, increased usage of debit cards and larger dollar transactions; and income from bank owned life insurance increased $0.7 million as a result of improved crediting rates. The second quarter of 2009 included a $2.1 million gain from a legal settlement.

Noninterest Expense

Noninterest expense decreased $1.0 million, or 2%, in the third quarter of 2010 from the third quarter of 2009. The decrease is primarily related to the $0.8 million, or 4%, decline in salaries and employee benefits.

For the nine months ended September 30, 2010, as compared to the same period last year, noninterest expense decreased $2.8 million, or 2%. Contributing to this decrease was an expense reduction initiative that commenced in 2009, declines in FDIC premiums due to the special assessment of $2.9 million in 2009, $1.2 million of collection and repossession expenses related to two loans that were transferred to OREO, a decrease of $1.0 million in other loan related expenses and a decrease of $1.0 million in salaries and employee benefits. Offsetting these decreases were increases in data processing, software and maintenance expense of $1.3 million primarily due to higher investments in technology solutions and a $2.2 million write-down to current fair value for an OREO property.

Full time equivalent staff was 1,584 and 1,624 for the periods ended September 30, 2010 and 2009, respectively. The efficiency ratio, calculated as total noninterest expense as a percentage of total revenue (total revenue consists of net interest income, on a taxable equivalent basis, plus total noninterest income, excluding net impairment losses and net securities gains), improved to 62% for the nine months ended September 30, 2010 from 64% during the same period in 2009.

Dolan commented, “There has been a significant, upward shift in the expense base for the banking industry due to FDIC insurance premiums, credit cycle costs and added regulatory compliance. Despite these headwinds, we are pleased with our organization’s cost control efforts thus far, but see additional opportunities through better technology utilization and improved staff efficiencies. These will be a strategic focus for us going forward.”

Conference Call

First Commonwealth will host its quarterly conference call to discuss its financial results for the third quarter of 2010 on Thursday, October 28, 2010 at 2:00 PM (ET). The call can be accessed by dialing (toll free) 1-800-860-2442 or through our web page, http://www.fcbanking.com at our “Investor Relations” link. A replay of the call will be available one hour after the end of the conference at this web page for 30 days.

About First Commonwealth Financial Corporation

First Commonwealth Financial Corporation is a $5.9 billion financial holding company headquartered in Indiana, Pennsylvania. It operates 114 retail branch offices in 15 counties in western and central Pennsylvania through First Commonwealth Bank, a Pennsylvania chartered bank and trust company. Financial services and insurance products are also provided through First Commonwealth Insurance Agency and First Commonwealth Financial Advisors, Inc.

Forward-Looking Statements

This release contains forward-looking statements about First Commonwealth’s future plans, strategies and financial performance. These statements can be identified by the fact that they do not relate strictly to historical or current facts and often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Such statements are based on assumptions and involve risks and uncertainties, many of which are beyond our control and may cause actual results, performance or achievements to differ materially from the results, performance or achievements contemplated by the forward-looking statements. These risks and uncertainties include, among other things, the following: continued deterioration in general business and economic conditions; changes in interest rates; deterioration in the credit quality of our loan portfolios or in the value of the collateral securing those loans; deterioration in the value of securities held in our investment securities portfolio; the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Law and other legal and regulatory changes; increased competition from both banks and non-banks; changes in customer behavior and preferences; effects of mergers and acquisitions and related integration; effects of critical accounting policies and judgments; management’s ability to effectively manage credit risk, market risk, operational risk, legal risk, and regulatory and compliance risk; and other risks and uncertainties described in our reports filed with the Securities and Exchange Commission, our most recent Annual Report on Form 10-K. Forward-looking statements speak only as of the date on which they are made. First Commonwealth undertakes no obligation to update any forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

CONTACT: First Commonwealth Financial Corporation

Investor Relations: Robert E. Rout, Executive Vice President and Chief Financial Officer

724-349-7220

Media: Susie Barbour, Communications & Media Relations Supervisor 724-463-5618

FIRST COMMONWEALTH FINANCIAL CORPORATION

CONSOLIDATED SELECTED FINANCIAL DATA (a)

(dollars in thousands, except share data)

	For the Three Months Ended					For the Nine Months Ended
	September 30, 2010	June 30, 2010	March 31, 2010	December 31, 2009	September 30, 2009	September 30, 2010	September 30, 2009
Interest Income
Interest and fees on loans	$56,051	$57,367	$57,408	$58,877	$57,085	$170,826	$173,153
Interest and dividends on investments:
Taxable interest	9,193	9,664	10,467	11,300	12,406	29,324	39,291
Interest exempt from federal income taxes	721	1,839	2,151	2,351	2,540	4,711	8,094
Dividends	13	19	27	25	31	59	183
Interest on bank deposits	4	48	25	4	1	77	3

Total interest income	65,982	68,937	70,078	72,557	72,063	204,997	220,724

Interest Expense
Interest on deposits	12,194	13,067	13,580	15,338	17,014	38,841	54,464
Interest on short-term borrowings	284	616	852	789	947	1,752	3,427

Interest on subordinated debentures	1,429	1,390	1,375	1,398	1,447	4,194	4,772
Interest on other long-term debt	979	1,268	1,173	1,592	1,672	3,420	4,991

Total interest on long-term debt	2,408	2,658	2,548	2,990	3,119	7,614	9,763

Total interest expense	14,886	16,341	16,980	19,117	21,080	48,207	67,654

Net Interest Income	51,096	52,596	53,098	53,440	50,983	156,790	153,070
Taxable equivalent adjustment	1,965	2,639	2,798	2,975	3,052	7,402	9,328

Net Interest Income (FTE) (a)	53,061	55,235	55,896	56,415	54,035	164,192	162,398

Provision for credit losses	4,522	4,010	45,020	21,059	23,020	53,552	79,510

Net Interest Income after Provision for Credit Losses (FTE) (a)	48,539	51,225	10,876	35,356	31,015	110,640	82,888

Noninterest Income
Changes in fair value on impaired securities	(5,787)	190	(1,517)	(4,091)	(25,473)	(7,114)	(68,483)
Non-credit related (gains) losses on securities not expected to be sold (recognized in other comprehensive income)	1,497	(2,300)	(1,233)	(1,564)	13,570	(2,036)	37,953

Net impairment losses	(4,290)	(2,110)	(2,750)	(5,655)	(11,903)	(9,150)	(30,530)

Net securities gains	1,430	562	420	149	44	2,412	124
Trust income	1,486	1,398	1,494	1,201	1,366	4,378	3,604
Service charges on deposit accounts	4,302	4,603	4,152	4,642	4,555	13,057	12,798
Insurance and retail brokerage commissions	1,600	1,866	1,862	1,819	2,068	5,328	5,440
Income from bank owned life insurance	1,377	1,301	1,257	1,192	1,078	3,935	3,250
Card related interchange income	2,689	2,686	2,320	2,301	2,224	7,695	6,258
Other income	2,285	2,343	2,696	3,220	1,569	7,324	9,512

Total noninterest income	10,879	12,649	11,451	8,869	1,001	34,979	10,456

Noninterest Expense
Salaries and employee benefits	20,617	21,047	22,327	21,073	21,405	63,991	64,986
Net occupancy expense	3,317	3,539	3,893	3,262	3,263	10,749	10,791
Furniture and equipment expense	3,084	3,101	3,165	3,012	3,121	9,350	9,073
Data processing expense	1,367	1,478	1,437	1,254	1,136	4,282	3,433
Pennsylvania shares tax expense	1,468	1,457	1,057	1,361	1,310	3,982	3,953
Intangible amortization	408	576	657	656	684	1,641	2,170
Collection and repossession expense	1,209	794	923	915	1,444	2,926	4,095
Other professional fees and services	719	1,062	1,166	796	723	2,947	2,633
FDIC insurance	2,014	2,012	1,963	2,041	2,046	5,989	8,430
Loss on sale or write-down of assets	92	2,314	83	140	50	2,489	161
Other operating expenses	6,636	6,298	6,568	6,013	6,763	19,502	20,903

Total noninterest expense	40,931	43,678	43,239	40,523	41,945	127,848	130,628

Income (Loss) before income taxes	18,487	20,196	(20,912)	3,702	(9,929)	17,771	(37,284)
Taxable equivalent adjustment	1,965	2,639	2,798	2,975	3,052	7,402	9,328
Income tax (benefit) provision	5,863	4,015	(10,542)	(2,002)	(7,120)	(664)	(23,819)

Net Income (Loss)	$10,659	$13,542	($13,168)	$2,729	($5,861)	$11,033	($22,793)

Average Shares Outstanding	97,199,306	85,777,550	85,029,748	84,681,199	84,594,952	89,380,112	84,558,972
Average Shares Outstanding Assuming Dilution	97,203,753	85,788,566	85,029,748	84,681,199	84,594,952	89,382,588	84,558,972
Per Share Data:
Basic Earnings (Loss) Per Share	$0.11	$0.15	($0.15)	$0.03	($0.07)	$0.12	($0.27)
Diluted Earnings (Loss) Per Share	$0.11	$0.15	($0.15)	$0.03	($0.07)	$0.12	($0.27)
Cash Dividends Declared per Common Share	$0.01	$0.01	$0.03	$0.03	$0.03	$0.05	$0.15

(a)	Presented on a taxable equivalent basis meaning net interest income is adjusted for the effect of tax-exempt income as if it were taxable using the 35% Federal income tax statutory rate.

FIRST COMMONWEALTH FINANCIAL CORPORATION

CONSOLIDATED SELECTED FINANCIAL DATA

(dollars in thousands, except share data)

	September 30, 2010	June 30, 2010	March 31, 2010	December 31, 2009	September 30, 2009
Assets
Cash and due from banks	$94,567	$86,855	$79,136	$89,232	$79,694
Interest-bearing bank deposits	40,852	1,503	57,073	327	332
Securities available-for-sale, at fair value	927,121	996,220	1,062,713	1,133,856	1,231,015
Securities held to maturity, at amortized cost	0	0	31,891	36,758	41,397
Other investments	51,431	51,431	51,431	51,431	51,431
Loans:
Portfolio loans	4,299,573	4,434,291	4,595,409	4,636,501	4,649,034
Allowance for credit losses	(85,646)	(88,046)	(118,725)	(81,639)	(90,466)

Net loans	4,213,927	4,346,245	4,476,684	4,554,862	4,558,568

Premises and equipment, net	68,270	69,203	70,357	70,742	72,074
Other real estate owned	24,555	21,548	23,191	24,287	24,138
Goodwill	159,956	159,956	159,956	159,956	159,956
Other intangibles, net	5,766	6,175	6,752	7,407	8,063
Other assets	325,258	318,933	324,645	317,435	284,771

Total assets	$5,911,703	$6,058,069	$6,343,829	$6,446,293	$6,511,439

Liabilities
Deposits (all domestic):
Noninterest-bearing	$730,939	$651,250	$639,184	$641,231	$599,842

Interest-bearing demand deposits	103,346	107,261	99,218	107,612	93,062
Savings deposits	2,354,843	2,360,648	2,273,714	2,175,953	2,133,203
Time deposits	1,538,743	1,619,479	1,640,153	1,610,989	1,670,930

Total interest-bearing	3,996,932	4,087,388	4,013,085	3,894,554	3,897,195

Total deposits	4,727,871	4,738,638	4,652,269	4,535,785	4,497,037

Short-term borrowings	162,020	355,682	794,195	958,932	1,043,447

Subordinated debentures	105,750	105,750	105,750	105,750	105,750
Other long-term debt	119,475	155,250	119,084	168,697	179,784

Total long-term debt	225,225	261,000	224,834	274,447	285,534

Other liabilities	54,777	48,499	39,452	38,318	42,276

Total liabilities	5,169,893	5,403,819	5,710,750	5,807,482	5,868,294

Shareholders’ Equity
Preferred stock, $1 par value per share, 3,000,000 shares authorized, none issued	0	0	0	0	0
Common stock, $1 par value per share, 200,000,000 shares authorized	105,515	86,971	86,755	86,600	86,600
Additional paid-in capital	366,647	303,961	302,841	301,523	302,418
Retained earnings	280,706	271,139	258,593	278,887	278,695
Accumulated other comprehensive income (loss), net	1,009	5,236	(1,181)	(6,045)	(762)
Treasury stock, at cost	(7,967)	(8,457)	(8,829)	(16,554)	(17,706)
Unearned ESOP shares	(4,100)	(4,600)	(5,100)	(5,600)	(6,100)

Total shareholders’ equity	741,810	654,250	633,079	638,811	643,145

Total liabilities and shareholders’ equity	$5,911,703	$6,058,069	$6,343,829	$6,446,293	$6,511,439

Book value per share	$7.08	$7.59	$7.36	$7.50	$7.56
Market value per share	$5.45	$5.25	$6.71	$4.65	$5.68

FIRST COMMONWEALTH FINANCIAL CORPORATION

CONSOLIDATED SELECTED FINANCIAL DATA

Quarter To Date Average Balance Sheets and Net Interest Analysis

(dollars in thousands)

	September 30, 2010			September 30, 2009
	Average Balance	Income/Expense (a)	Yield or Rate	Average Balance	Income/Expense (a)	Yield or Rate
Assets
Interest-earning assets:
Interest-bearing deposits with banks	$6,650	$4	0.24%	$461	$1	1.04%
Tax-free investment securities	67,459	1,109	6.53%	228,271	3,909	6.79%
Taxable investment securities	930,423	9,206	3.93%	1,097,915	12,437	4.49%
Loans, net of unearned income (b)(c)	4,390,123	57,628	5.21%	4,600,016	58,768	5.07%

Total interest-earning assets	$5,394,655	$67,947	5.00%	$5,926,663	$75,115	5.03%

Noninterest-earning assets:
Cash	78,412			78,497
Allowance for credit losses	(91,247)			(82,698)
Other assets	591,115			562,452

Total noninterest-earning assets	578,280			558,251

Total Assets	$5,972,935			$6,484,914

Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Interest-bearing demand deposits (d)	$629,307	$175	0.11%	$603,830	$388	0.25%
Savings deposits (d)	1,817,235	2,773	0.61%	1,601,898	4,421	1.10%
Time deposits	1,601,826	9,246	2.29%	1,707,787	12,205	2.84%
Short-term borrowings	265,855	284	0.42%	996,416	947	0.38%
Long-term debt	234,255	2,408	4.08%	286,427	3,119	4.32%

Total interest-bearing liabilities	$4,548,478	$14,886	1.30%	$5,196,358	$21,080	1.61%

Noninterest-bearing liabilities and shareholders’ equity:
Noninterest-bearing demand deposits (d)	663,947			599,606
Other liabilities	46,727			40,149
Shareholders’ equity	713,783			648,801

Total noninterest-bearing funding sources	1,424,457			1,288,556

Total Liabilities and Shareholders’ Equity	$5,972,935			$6,484,914

Net Interest Income and Net Yield on Interest-Earning Assets		$53,061	3.90%		$54,035	3.62%

(a)	Income on interest-earning assets is shown on a taxable equivalent basis using the 35% federal income tax statutory rate.
(b)	Income on nonaccrual loans is accounted for on the cash basis, and the loan balances are included in interest-earning assets.
(c)	Loan income includes loan fees.
(d)	Average balances do not include reallocations from noninterest-bearing demand deposits and interest-bearing demand deposits into savings deposits which were made for regulatory purposes.

FIRST COMMONWEALTH FINANCIAL CORPORATION

CONSOLIDATED SELECTED FINANCIAL DATA

Year To Date Average Balance Sheets and Net Interest Analysis

(dollars in thousands)

	September 30, 2010			September 30, 2009
	Average Balance	Income/Expense (a)	Yield or Rate	Average Balance	Income/Expense (a)	Yield or Rate
Assets
Interest-earning assets:
Interest-bearing deposits with banks	$40,036	$77	0.26%	$679	$3	0.60%
Tax-free investment securities	144,922	7,248	6.69%	241,709	12,453	6.89%
Taxable investment securities	938,233	29,383	4.19%	1,120,002	39,474	4.71%
Loans, net of unearned income (b)(c)	4,525,149	175,691	5.19%	4,524,567	178,122	5.26%

Total interest-earning assets	5,648,340	212,399	5.03%	5,886,957	230,052	5.22%

Noninterest-earning assets:
Cash	77,027			75,994
Allowance for credit losses	(99,649)			(59,817)
Other assets	591,133			548,766

Total noninterest-earning assets	568,511			564,943

Total Assets	$6,216,851			$6,451,900

Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Interest-bearing demand deposits (d)	$620,231	$591	0.13%	$600,229	$1,367	0.30%
Savings deposits (d)	1,778,204	9,642	0.72%	1,450,336	12,715	1.17%
Time deposits	1,626,660	28,608	2.35%	1,766,375	40,382	3.06%
Short-term borrowings	594,182	1,752	0.39%	1,065,530	3,427	0.43%
Long-term debt	244,547	7,614	4.16%	288,221	9,763	4.53%

Total interest-bearing liabilities	4,863,824	48,207	1.33%	5,170,691	67,654	1.75%

Noninterest-bearing liabilities and shareholders’ equity:
Noninterest-bearing demand deposits (d)	640,911			582,952
Other liabilities	40,807			41,766
Shareholders’ equity	671,309			656,491

Total noninterest-bearing funding sources	1,353,027			1,281,209

Total Liabilities and Shareholders’ Equity	$6,216,851			$6,451,900

Net Interest Income and Net Yield on Interest-Earning Assets		$164,192	3.89%		$162,398	3.69%

(a)	Yields on interest-earning assets have been computed on a taxable equivalent basis using the 35% federal income tax statutory rate.
(b)	Income on nonaccrual loans is accounted for on the cash basis, and the loan balances are included in interest-earning assets.
(c)	Loan income includes loan fees.
(d)	Average balances do not include reallocations from noninterest-bearing demand deposits and interest-bearing demand deposits into savings deposits which were made for regulatory purposes.

FIRST COMMONWEALTH FINANCIAL CORPORATION

CONSOLIDATED SELECTED FINANCIAL DATA

Asset Quality Data

(dollars in thousands)

	September 30, 2010	June 30, 2010	March 31, 2010	December 31, 2009	September 30, 2009
Nonperforming Loans:
Loans on nonaccrual basis	$123,221	$132,555	$166,779	$147,937	$133,200
Troubled debt restructured loans	1,013	599	609	619	627

Total nonperforming loans	$124,234	$133,154	$167,388	$148,556	$133,827
Loans past due in excess of 90 days and still accruing	$15,838	$15,045	$13,371	$15,154	$14,369
Other real estate owned	$24,555	$21,548	$23,191	$24,287	$24,138
Loans outstanding at end of period	$4,299,573	$4,434,291	$4,595,409	$4,636,501	$4,649,034
Average loans outstanding	$4,525,149	$4,593,781	$4,635,712	$4,557,227	$4,524,567
Provision for credit losses (Year To Date)	$53,552	$49,030	$45,020	$100,569	$79,510
Allowance for credit losses	$85,646	$88,046	$118,725	$81,639	$90,466
Net charge-offs (year to date)	$49,545	$42,623	$7,934	$71,689	$41,803
Nonperforming loans as a percentage of total loans	2.89%	3.00%	3.64%	3.20%	2.88%
Net charge-offs as a percentage of average loans outstanding (annualized)	1.46%	1.87%	0.69%	1.57%	1.24%
Provision for credit losses as a percentage of net charge-offs	108.09%	115.03%	567.43%	140.29%	190.20%
Allowance for credit losses as a percentage of end-of-period loans outstanding	1.99%	1.99%	2.58%	1.76%	1.95%
Allowance for credit losses as a percentage of nonperforming loans	68.94%	66.12%	70.93%	54.96%	67.60%
Nonperforming Securities:
Nonaccrual securities at market value	$11,050	$6,483	$6,553	$3,258	$3,503

Profitability Ratios

(dollars in thousands)

	For the Three Months Ended					For the Nine Months Ended
	September 30, 2010	June 30, 2010	March 31, 2010	December 31, 2009	September 30, 2009	September 30, 2010	September 30, 2009
Return on average assets (a)	0.71%	0.87%	-0.83%	0.17%	-0.36%	0.24%	-0.47%
Return on average equity (a)	5.92%	8.41%	-8.17%	1.65%	-3.58%	2.20%	-4.64%
Net interest margin (b)	3.90%	3.88%	3.87%	3.78%	3.62%	3.89%	3.69%
Efficiency ratio (c)	61.27%	62.91%	62.06%	57.24%	62.70%	62.09%	64.27%

(a)	Annualized
(b)	Net interest margin has been computed on a taxable equivalent basis using the 35% federal income tax statutory rate.
(c)	Efficiency ratio is “total noninterest expense” as a percentage of total revenue.

Total revenue consists of “net interest income, on a taxable equivalent basis,” plus “total noninterest income,” excluding “net impairment losses” and “net securities gains.”

FIRST COMMONWEALTH FINANCIAL CORPORATION

CONSOLIDATED SELECTED FINANCIAL DATA

Capital Ratios

September 30, 2010

(dollars in thousands)

	Actual		Regulatory Minimum		Well Capitalized		Excess Over Well Capitalized
	Capital Amount	Ratio	Capital Amount	Ratio	Capital Amount	Ratio	Capital Amount
Total Capital to Risk Weighted Assets
First Commonwealth Financial Corporation	$705,259	13.7%	$410,605	8.0%	N/A	N/A	N/A
First Commonwealth Bank	$659,982	13.0%	$406,320	8.0%	$507,901	10.0%	$152,081

Tier I Capital to Risk Weighted Assets
First Commonwealth Financial Corporation	$640,827	12.5%	$205,303	4.0%	N/A	N/A	N/A
First Commonwealth Bank	$596,211	11.7%	$203,160	4.0%	$304,740	6.0%	$291,471

Tier I Capital to Average Assets
First Commonwealth Financial Corporation	$640,827	11.1%	$230,819	4.0%	N/A	N/A	N/A
First Commonwealth Bank	$596,211	10.4%	$229,092	4.0%	$286,365	5.0%	$309,846